UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 4, 2014
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On September 4, 2014, we issued a press release announcing that the U.S. Food & Drug Administration (FDA) had accepted the Company’s investigational new drug (IND) application to begin clinical study of I-131-CLR1404, a highly-selective, cancer-targeting radiopharmaceutical, in patients with relapsed or refractory multiple myeloma, an incurable cancer of plasma cells. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

On September 5, 2014, we issued a press release announcing that Dr. Simon Pedder, chief executive officer, would be presenting a company overview at the Rodman & Renshaw 16th Annual Global Investment Conference being held September 8 - 10, 2014 at the New York Palace Hotel in New York and the Aegis Capital Healthcare and Technology Conference being held September 10 - 13, 2014 at the Encore at Wynn in Las Vegas. A copy of the press release is furnished as Exhibit 99.2 and is incorporated by reference herein.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Title
99.1	Press release dated September 4, 2014, entitled “Cellectar Biosciences Announces Acceptance of Investigational New Drug Application to Evaluate I-131-CLR1404 in Clinical Trials in Relapsed or Refractory Multiple Myeloma”

99.2	Press release dated September 5, 2014, entitled “Cellectar Biosciences Announces Participation in Two Upcoming Investor Conferences in September”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2014	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean Title: Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Title
99.1	Press release dated September 4, 2014, entitled “Cellectar Biosciences Announces Acceptance of Investigational New Drug Application to Evaluate I-131-CLR1404 in Clinical Trials in Relapsed or Refractory Multiple Myeloma”

99.2	Press release dated September 5, 2014, entitled “Cellectar Biosciences Announces Participation in Two Upcoming Investor Conferences in September”

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